SZM Distributors, Inc. Announces Reincorporation to Delaware and Name Change to TNX Television Holdings, Inc.

Wednesday February 25, 2004

Philadelphia, PA, February [25], 2004/PRNewswire-FirstCall/ -- SZM Distributors, Inc. (the "Company") (OTCBB: SZMD) today announces the completion of its reincorporation to Delaware and its corporate name change to TNX Television Holdings, Inc. The new trading symbol, active immediately, will be the newly assigned ticker symbol TNXT on the OTC Bulletin Board. The reincorporation was approved by the Company's shareholders on February 12, 2004. The Company was initially formed in the state of Nevada.

As the result of the Company's reincorporation, its shares of common stock were automatically converted into shares of TNXT on a one-for-one basis, whereby each share of the Company's common stock outstanding became one share of TNXT's common stock. Each certificate representing the Company's common stock before the reincorporation automatically represents the same number of TNXT shares. Therefore, shareholders of the Company need not exchange their stock certificates for new TNXTstock certificates. Shareholders should not destroy their old certificates and should not send their old certificates to the Company. There will be no change in the location of Company operations, location of employees, or in the way the Company does business as a result of the reincorporation.

TNXT's wholly owned subsidiary, TNCI UK Ltd, a corporation organized under the laws of England ("TNX UK") (www.tnx.tv) has developed and will be installing in the first quarter of 2004 the UK's first nationwide commercially operated TV channel specifically developed for commuter trains. The "TNX Network" has been developed to improve train passenger journeys, in response to market research which indicated over 80% of passengers who experienced the network wished to see it installed on trains.

TNX UK is dedicated to providing high quality, entertaining content, which will include news, sports, weather, travel and entertainment supplied by the leading network names. An average of six screens will be set up in each train car for passengers to view and hear. TNX UK will show a variety of short programming that will be updated regularly and frequently through the company's proprietary wireless network. Passengers will be able to see fresh and compelling content on their journeys. There will also be a "quiet area" in each carriage for passengers desiring not to be disturbed.

The TNX Network will be funded through advertising and sponsorship, ensuring no additional costs to the passengers or train operators. TNX UK's target is ultimately to reach most of the 900 million annual train passenger journeys in the UK, and will expand into other international markets. The rollout of the system is schedule to commence in the second quarter of 2004 on Central Trains, covering Birmingham, England. Other train operators, for which the company has signed letters of intent, are expected to begin installation in the second quarter of 2004.

TNXT has offices in Derby and London, England, as well as Philadelphia, Pennsylvania.

Safe Harbor Statement

Certain statements made herein that are not historical are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and may contain forward-looking statements, with words such as "anticipate," "believe," "expect," "future," "may," "will," "should," "plan," "projected," "intend," and similar expressions to identify forward-looking statements. These statements are based on the Company's beliefs and the assumptions it made using information currently available to it. Because these statements reflect the Company's current views concerning future events, these statements involve risks, uncertainties and assumptions. The actual results could differ materially from the results discussed in the forward-looking statements. In any event, undue reliance should not be placed on any forward-looking statements, which apply only as of the date of this press release. Accordingly, reference should be made to the Company's periodic filings with the Securities and Exchange Commission.

------------------------------------
Source:  TNX Television Holdings, Inc.
Contact:          Ed Lewis
                  CEO Cast, Inc.
                  (212) 732-4300
                  elewis@ceocast.com


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